UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2023
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On December 12, 2023, the Board of Directors (the “Board”) of First Citizens BancShares, Inc. (“BancShares”), in accordance with its bylaws, appointed David G. Leitch, age 62, to the Board effective January 1, 2024. Mr. Leitch will serve as a director until BancShares’ 2024 Annual Meeting of Stockholders and, if re-elected, thereafter until his successor has been duly appointed, or until his earlier death, retirement, resignation, or removal. Mr. Leitch has been appointed to serve as a member of the Audit Committee and the Compensation, Nominations and Governance Committee of the Board.

Mr. Leitch retired from Bank of America Corporation (“Bank of America”), where he served as vice chair from 2021 to 2022 and as its global general counsel from 2016 to 2021. During his tenure at Bank of America, his responsibilities included oversight of the bank’s legal functions and relationships with regulatory and legal authorities around the world. In addition, he was chief legal advisor to the company’s board of directors and senior management, participating on several management level committees overseeing compensation practices, disclosure requirements, and risk management, including matters relating to operational and technology related risks. Prior to his role at Bank of America, he served as general counsel and group vice president of Ford Motor Company (“Ford”) from 2005 to 2015. Before joining Ford, Mr. Leitch spent several years working for the federal government in a range of roles, including deputy counsel to the President of the United States, chief counsel for the Federal Aviation Administration and deputy assistant attorney general in the U.S. Department of Justice’s Office of Legal Counsel. During his time in private practice, Mr. Leitch was a partner in the appellate litigation group at Hogan & Hartson L.L.P. (now Hogan Lovells US LLP) in Washington, D.C. After graduating first in his class from the University of Virginia School of Law in 1985, Mr. Leitch worked first as a law clerk to Circuit Judge J. Harvie Wilkinson III of the U.S. Court of Appeals for the Fourth Circuit and later for Chief Justice William H. Rehnquist of the Supreme Court of the United States. Mr. Leitch earned his bachelor’s degree from Duke University.

There are no arrangements or understandings between Mr. Leitch and any other persons pursuant to which he was selected as a director, and there are no transactions or relationships between Mr. Leitch and BancShares requiring disclosure under Item 404(a) of Regulation S-K.

The Board has undertaken a review of the relevant information involving Mr. Leitch and has determined that Mr. Leitch is “independent” as that term is defined under the applicable listing requirements of The Nasdaq Stock Market. Mr. Leitch will receive compensation for his service as a director on a prorated basis consistent with that of BancShares’ other non-employee directors. A description of BancShares’ standard compensation arrangements for non-employee directors is included in its definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2023.

Item 7.01. Regulation FD Disclosure.
On December 15, 2023, BancShares issued a press release announcing the appointment of Mr. Leitch, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including in Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits
    (d) Exhibits. The following exhibits accompany this Report.

Exhibit No.	Description

99.1	Press Release dated December 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	December 15, 2023	By: /s/ Craig L. Nix
Name: Craig L. Nix
Title: Chief Financial Officer